EXHIBIT 23.02

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

CONSENT

As independent petroleum and natural gas consultants, we hereby consent to the inclusion of our audit report as an exhibit to and reference of our name in the Annual Report on Form 10-K, for the year ended December 31, 2012 of EQT Corporation and to the incorporation of our report and our name by reference into EQT Corporation’s effective registration statements under the Securities Act of 1933, as amended. We have no interest of a substantial or material nature in EQT Corporation or in any affiliate. We have not been employed on a contingent basis, and we are not connected with EQT Corporation, or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee or affiliate.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 21, 2013

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
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